Ambac Executes Repurchase and Support Agreement with AMPS Holders
Significant Deleveraging and Simplification of Capital Structure
Exchange Offer to be Launched

NEW YORK, June 25, 2018 (GLOBE NEWSWIRE)—Ambac Financial Group, Inc. (Nasdaq: AMBC) (“AFG”), a holding company whose subsidiaries, including Ambac Assurance Corporation (“AAC” and together with AFG, “Ambac”), provide financial guarantees, announced today that Ambac has entered into a preferred stock repurchase and support agreement with holders (the “Holders”) of AAC’s outstanding Auction Market Preferred Shares (“AMPS”). Under the terms of the agreement Ambac will purchase AMPS held by the Holders in exchange for AAC senior surplus notes and cash and warrants from AFG. Holders of approximately 89% of the aggregate liquidation preference of outstanding AMPS have agreed to support and vote in favor of the Transactions (as defined below) and have also committed to tender 80% of the $660.2 million aggregate liquidation preference of outstanding AMPS.
Assuming the minimum participation in the tender by supporting holders of at least 80% of the aggregate liquidation preference of outstanding AMPS, Ambac will capture a discount of $217 million on $528.2 million (80% of the total outstanding AMPS), significantly deleveraging Ambac’s capital structure and providing for enhanced financial and strategic flexibility going forward in addition to other significant benefits. In exchange, AAC will deliver $293.2 million in principal and interest outstanding of 5.1% surplus notes due 2020 (the “Senior Surplus Notes”) and AFG will pay $10.6 million of cash and deliver 788,265 in warrants held in Treasury to purchase an equivalent number of shares of common stock of AFG at a strike price of $16.67. Based on an 80% participation level, the Transactions are expected to reduce Total Ambac Financial Group, Inc. stockholders' equity (“Book Value”) and Adjusted Book Value1 by approximately $71.9 million or $1.59 per share. The AMPS are carried on Ambac’s consolidated balance sheet under Noncontrolling interest at $264.1 million. The carry value of the AMPS was established at fair value upon AFG’s exit from bankruptcy. The impact on Book Value and Adjusted Book Value1 is a result of the value of the Purchases (as defined below) exceeding the carry value of the AMPS. The amounts described above will increase proportionally if there is a higher participation in the Transactions during the exchange offer.
“We are extremely pleased with the execution of today’s agreement with the majority of AMPS holders,” said Claude LeBlanc, President and Chief Executive Officer. “While still subject to regulatory approval, and the satisfaction of other conditions, if completed this transaction will materially advance our strategic goals by accelerating the deleveraging and simplification of our capital structure among other significant benefits.”
Terms of the agreement are as follows:

•
For each share of AMPS repurchased with a liquidation preference of $25,000, each Holder will receive Senior Surplus Notes with a total outstanding amount (including accrued and unpaid interest thereon through the date of the agreement) equal to $13,875 from AAC, and from AFG, $500 in cash from AFG and approximately 37.31 in warrants (NASDAQ: AMBCW) to purchase an equivalent number of shares of common stock of AFG at a strike price of $16.67 (the “Purchases”), and provide a discount to Ambac of approximately $10,271.

•	The Holders agree to approve the purchase, as required by AAC’s Restated Articles of Incorporation, as amended (the “Articles”).

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[1]	See Non-GAAP Financial Data section and Proforma Financial Information section of this press release for further information.

•
The Holders agree to support and vote in favor of removing from the Articles the purported right of holders of AMPS to elect AAC directors in certain circumstances (the “Charter Amendment” and, together with the Purchases, the “Transactions”) at a special meeting of AAC’s shareholders.

Consummation of the Transactions is subject to satisfaction or waiver of a number of conditions precedent, including, among others:

•	Approval by the Wisconsin Office of the Commissioner of Insurance;

•	Receipt of certain tax opinions;

•	Participation by holders of an aggregate of at least 80% in outstanding liquidation preference of AMPS; and

•	The affirmative vote of holders of at least two-thirds in aggregate liquidation preference of AMPS in favor of the Transactions at the special meeting of AAC’s shareholders.
The agreement terminates if the Purchases have not been consummated by September 7, 2018.
Under the agreement, Ambac is required to launch an exchange offer by July 13, 2018 to all holders of AMPS. Ambac expects to launch such exchange offer as soon as reasonably practicable. Moelis & Company LLC acted as financial advisor, Debevoise & Plimpton LLP acted as counsel and Sidley Austin LLP acted as tax counsel to Ambac with respect to the Transactions. Kramer Levin Naftalis & Frankel LLP acted as counsel to certain holders of the AMPS with respect to the Transactions.
In connection with these discussions, AAC entered into a non-disclosure agreement with the holders pursuant to which AAC agreed to publicly disclose all material non-public information provided to the holders (the “Cleansing Materials”) in connection with the termination of the non-disclosure agreement. Ambac has filed a Form 8-K with the Securities and Exchange Commission containing the preferred stock repurchase and support agreement and has posted the other Cleansing Materials on the Company’s website at www.ambac.com under the heading “Information for Investors Concerning Discussions with AMPS Holders.”
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Purchases are being offered only to the Holders pursuant to the agreement. In addition, this press release is not a proxy statement or a solicitation of proxies from the holders of AAC’s AMPS.
Non-GAAP Financial Data
Adjusted Book Value. Adjusted Book Value is non-GAAP financial measure which is a numerical measure of financial performance or financial position that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The most directly comparable GAAP measures is Total Ambac Financial Group, Inc. stockholders’ equity. We are presenting this non-GAAP financial measure because it provides greater transparency and enhanced visibility into the underlying drivers of our business. Adjusted Book Value is not a substitute for Ambac’s GAAP reporting, should not be viewed in isolation, may be subject to change, and may differ from similar reporting provided by other companies, which may define these non-GAAP measures differently.
Adjusted Book Value is defined as Total Ambac Financial Group, Inc. stockholders’ equity as reported under GAAP, adjusted for after-tax impact of the following:

•
Non-credit impairment fair value losses on credit derivatives: Elimination of the non-credit impairment fair value loss on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit loss. GAAP fair values are affected by, and in part fluctuate with, changes in market factors such as interest rates, credit spreads, including Ambac’s CVA that are not expected to result in an economic gain or loss. These adjustments allow for all financial guarantee contracts to be accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC, whether or not they are subject to derivative accounting rules.

•
Insurance intangible asset: Elimination of the financial guarantee insurance intangible asset that arose as a result of Ambac’s emergence from bankruptcy and the implementation of Fresh Start reporting. This adjustment ensures that all financial guarantee contracts are accounted for within Adjusted Book Value consistent with the provisions of the Financial Services—Insurance Topic of the ASC.

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Net unearned premiums and fees in excess of expected losses: Addition of the value of the unearned premium revenue ("UPR") on financial guarantee contracts, in excess of expected losses, net of reinsurance. This non-GAAP adjustment presents the economics of UPR and expected losses for financial guarantee contracts on a consistent basis. In accordance with GAAP, stockholders’ equity reflects a reduction for expected losses only to the extent they exceed UPR. However, when expected losses are less than UPR for a financial guarantee contract, neither expected losses nor UPR have an impact on stockholders’ equity. This non-GAAP adjustment adds UPR in excess of expected losses, net of reinsurance, to stockholders’ equity for financial guarantee contracts where expected losses are less than UPR.

•
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income: Elimination of the unrealized gains and losses on the Company’s investments that are recorded as a component of accumulated other comprehensive income (“AOCI”). The AOCI component of the fair value adjustment on the investment portfolio may differ from realized gains and losses ultimately recognized by the Company based on the Company’s investment strategy. This adjustment only allows for such gains and losses in Adjusted Book Value when realized.

Ambac has a significant tax NOL that is offset by a full valuation allowance in the GAAP consolidated financial statements. As a result of this and other considerations, for purposes of non-GAAP measures, we utilize a 0% effective tax rate, which is subject to change in the future.
Adjusted Book Value was $1,430.9 million, or $31.56 per share, at March 31, 2018.
Pro Forma Financial Information
The following unaudited pro forma calculation of Ambac Financial Group Inc.’s stockholders equity and Adjusted Book Value below assumes that the preferred stock repurchase and support agreement closed on March 31, 2018 with 80% participation of outstanding AMPS.

	Reported		Adjustments		Pro-Forma
	March 31, 2018		March 31, 2018		March 31, 2018
($ in millions, except per share data)	$ Amount	Per Share	$ Amount	Per Share	$ Amount	Per Share
Total Ambac Financial Group, Inc. stockholders' equity	$1,845.1	$40.70	$(71.9)	$(1.59)	$1,773.2	$39.12
Adjustments:
Non-credit impairment fair value losses on credit derivatives	1.0	0.02	—	—	1.0	0.02
Insurance intangible asset	(833.0)	(18.37)	—	—	(833.0)	(18.38)
Net unearned premiums and fees in excess of expected losses	570.9	12.59	—	—	570.9	12.59
Net unrealized investment (gains) losses in Accumulated Other Comprehensive Income	(153.1)	(3.38)	—	—	(153.1)	(3.38)
Adjusted book value	$1,430.9	$31.56	$(71.9)	$(1.59)	$1,359.0	$29.98

Shares Outstanding (in millions)		45.33

About Ambac
Ambac Financial Group, Inc. ("Ambac"), headquartered in New York City, is a holding company whose subsidiaries, including its principal operating subsidiaries, Ambac Assurance Corporation ("AAC"), Everspan Financial Guarantee Corp. and Ambac Assurance UK Limited ("Ambac UK"), provide financial guarantees to clients in both the public and private sectors globally. AAC is a guarantor of public finance and structured finance obligations. Ambac's common stock trades on the NASDAQ Global Select Market under the symbol “AMBC”. The Amended and Restated Certificate of Incorporation of Ambac contains substantial restrictions on the ability to transfer Ambac’s common stock. Subject to limited exceptions, any attempted transfer of common stock shall be prohibited and void to the extent that, as a result of such transfer (or any series of transfers of which such transfer is a part), any person or group of persons shall become a holder of 5% or more of Ambac’s common stock or a holder of 5% or more of Ambac's common stock increases its ownership interest. Ambac is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, we use our website to convey information about our businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates to the status of certain residential mortgage backed securities litigations. For more information, please go to www.ambac.com.
Contact
Lisa A. Kampf
Managing Director, Investor Relations
(212) 208-3177
lkampf@ambac.com

Forward-Looking Statements
In this press release, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “plan,” “believe,” “anticipate,” “intend,” “planned,” “potential” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” “could,” and “may,” or the negative of those expressions or verbs, identify forward-looking statements. We caution readers that these statements are not guarantees of future performance. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain and some of which may be outside our control. These statements may relate to plans and objectives with respect to the future, among other things which may change. We are alerting you to the possibility that our actual results may differ, possibly materially, from the expected objectives or anticipated results that may be suggested, expressed or implied by these forward-looking statements. Important factors that could cause our results to differ, possibly materially, from those indicated in the forward-looking statements include, among others, those discussed under “Risk Factors” in our most recent SEC filed quarterly or annual report.
Any or all of management’s forward-looking statements here or in other publications may turn out to be incorrect and are based on management’s current belief or opinions. Ambac’s actual results may vary materially, and there are no guarantees about the performance of Ambac’s securities. Among events, risks, uncertainties or factors that could cause actual results to differ materially are: (1) the highly speculative nature of Ambac’s common stock and volatility in the price of Ambac’s common stock; (2) uncertainty concerning the Company’s ability to achieve value for holders of its securities, whether from Ambac Assurance Corporation (“Ambac Assurance”) or from transactions or opportunities apart from Ambac Assurance; (3) adverse effects on Ambac’s share price resulting from future offerings of debt or equity securities that rank senior to Ambac’s common stock; (4) potential of rehabilitation proceedings against Ambac Assurance; (5) dilution of current shareholder value or adverse effects on Ambac’s share price resulting from the issuance of additional shares of common stock; (6) inadequacy of reserves established for losses and loss expenses and possibility that changes in loss reserves may result in further volatility of earnings or financial results; (7) decisions made by Ambac Assurance's primary insurance regulator for the benefit of policyholders that may result in material adverse consequences for holders of the Company’s securities or holders of securities issued or insured by Ambac Assurance; (8) increased fiscal stress experienced by issuers of public finance obligations or an increased incidence of Chapter 9 filings or other restructuring proceedings by public finance issuers; (9) failure to recover claims paid on Puerto Rico exposures or incurrence of losses in amounts higher than expected; (10) the Company’s inability to realize the expected recoveries included in its financial statements; (11) changes in Ambac Assurance’s estimated representation and warranty recoveries or loss reserves over time; (12) insufficiency or unavailability of collateral to pay secured obligations; (13) credit risk throughout the Company’s business, including but not limited to credit risk related to residential mortgage-backed securities, student loan and other asset securitizations, public finance obligations and exposures to reinsurers; (14) credit risks related to large single risks, risk concentrations and correlated risks; (15) concentration and essentiality risk in connection with Military Housing insured debt; (16) the risk that the Company’s risk management policies and practices do not anticipate certain risks and/or the magnitude of potential for loss; (17) risks associated with adverse selection as the Company’s insured portfolio runs off; (18) adverse effects on operating results or the Company’s financial position resulting from measures taken to reduce risks in its insured portfolio; (19) intercompany disputes or disputes with Ambac Assurance’s primary insurance regulator; (20) our inability to mitigate or remediate losses, commute or reduce insured exposures or achieve recoveries or investment objectives, or the failure of any transaction intended to accomplish one or more of these objectives to deliver anticipated results; (21) the Company’s substantial indebtedness could adversely affect its financial condition and operating flexibility; (22) the Company may not be able to obtain financing or raise capital on acceptable terms or at all due to its substantial indebtedness and financial condition; (23) restrictive covenants in agreements and instruments may impair the Company’s ability to pursue or achieve its business strategies; (24) loss of control rights in transactions for which we provide insurance due to a finding that Ambac Assurance has defaulted, whether due to the Segregated Account rehabilitation proceedings or otherwise; (25) the Company’s results of operation may be adversely affected by events or circumstances that result in the accelerated amortization of the Company’s insurance intangible asset; (26) adverse tax consequences or other costs resulting from the Segregated Account rehabilitation plan, or from the characterization of the Company’s surplus notes or other obligations as equity; (27) risks attendant to the change in composition of securities in the Company’s investment portfolio; (28) changes in tax law; (29) changes in prevailing interest rates; (30) changes on inter-bank lending rate reporting practices or the method pursuant to which LIBOR rates are determined; (31) factors that may influence the amount of installment premiums paid to the Company, including the Segregated Account rehabilitation proceedings; (32) default by one or more of Ambac Assurance's portfolio investments, insured issuers or counterparties; (33) market risks impacting assets in the Company’s investment portfolio or the value of our assets posted as collateral in respect of interest rate swap transactions; (34) risks relating to determinations of amounts of impairments taken on investments; (35) the risk of litigation and regulatory inquiries or investigations, and the risk of adverse outcomes in connection therewith, which could have a material adverse effect on the Company’s business, operations, financial position, profitability or cash flows; (36) actions of stakeholders whose interests are not aligned with broader interests of the Company's stockholders; (37) the Company’s inability to realize value from Ambac UK or other subsidiaries of Ambac Assurance; (38) system security risks; (39) market spreads and pricing on interest rate derivative insured or issued by the Company; (40) the risk of volatility in income and earnings, including volatility due to the application of fair value accounting; (41) changes in accounting principles or practices that may impact the Company’s reported financial results; (42) legislative and regulatory developments, including intervention by regulatory authorities; (43) the economic impact of “Brexit” may have an adverse effect on the Company’s insured international portfolio and the value of its foreign investments, both of which primarily reside with its subsidiary Ambac UK; (44) operational risks, including with respect to internal processes, risk and investment models, systems and employees, and failures in services or products provided by third parties; (45) the Company’s financial position that may prompt departures of key employees and may impact the Company’s ability to attract qualified executives and employees; (46) implementation of new tax legislation signed into law on December 22, 2017 (commonly known as the “Tax Cuts and Jobs Act”) may have unexpected consequences for the Company and the value of its securities, particularly its common shares; (47) implementation of the Tax Cuts and Jobs Act may negatively impact the economic recovery of Puerto Rico, which could result in higher loss severities or an extended moratorium on debt service owed on Ambac Assurance-insured bonds of Puerto Rico and its instrumentalities; (48) implementation of the Tax Cuts and Jobs Act could have a negative impact on municipal issuers of Ambac-insured bonds; and (49) other risks and uncertainties that have not been identified at this time.
Source: Ambac Financial Group

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